SUB- ITEM 77Q(1)(a)(i) - COPIES OF
ANY MATERIAL AMENDMENTS TO THE
REGISTRANT'S CHARTER OR BY-LAWS

FEDERATED SHORT-TERM MUNICIPAL TRUST

Amendment No. 8
to the
Amended & Restated
DECLARATION OF TRUST
Dated April 2, 1999

	THIS Declaration of Trust
is amended as follows:

Effective October 31, 2007:

	Delete the Section 1, Names
of Article I, Names and Definitions,
in its entirety and
replace with the following:

"Section 1.	Name.

This Trust shall be known as the
Federated Short-Intermediate Duration
Municipal Trust."

	Delete subsection (b) from
Section 2 Definitions of Article I,
Names and Definitions, in
its entirety and replace with the
following:'

"Section 2.	Definitions.

	(b)	The "Trust" refers
to the Federated Short- Intermediate
Duration Municipal
Trust."

	The undersigned hereby certify
that the above stated Amendment is a
true and correct
Amendment to the Amended and Restated
Declaration of Trust, as adopted by
the Board of
Trustees at a meeting on the 17th day
of August, 2007.

WITNESS the due execution
hereof this 17th day of August, 2007.


/s/ John F. Donahue
/s/ Peter E. Madden
John F. Donahue
Peter E. Madden

/s/ Thomas G. Bigley
/s/ Charles F. Mansfield, Jr.
Thomas G. Bigley
Charles F. Mansfield, Jr.

/s/ John T. Conroy, Jr.
/s/ John E. Murray, Jr.
John T. Conroy, Jr.
John E. Murray, Jr.

/s/ Nicholas P. Constantakis
/s/ Thomas M. O'Neill
Nicholas P. Constantakis
Thomas M. O'Neill

/s/ John F. Cunningham
/s/ Marjorie P. Smuts
John F. Cunningham
Marjorie P. Smuts

/s/ J. Christopher Donahue
/s/ John S. Walsh
J. Christopher Donahue
John S. Walsh

/s/ Lawrence D. Ellis, M.D.
/s/ James F. Will
Lawrence D. Ellis, M.D.
James F. Will